UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2021

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(614) 757-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05: Costs Associated with Exit or Disposal Activities
On March 12, 2021, Cardinal Health, Inc. (the “Company”) entered into a definitive agreement to sell its Cordis business (the “planned divestiture”). In connection with the planned divestiture, the Company has been authorized to incur costs associated with exit or disposal activities of up to $125 million. The Company expects to record these charges in the Restructuring and employee severance line item in its statement of earnings primarily during its fiscal years 2021 and 2022. The Company expects these charges to consist of approximately $83 million of professional, project management and other service fees to support the planned divestiture; $19 million of employee-related costs; and additional expenses from facility exits and other restructuring activities. The Company expects the majority of these costs to result in future cash expenditures. All of the estimates described in Item 2.05 of this Form 8-K may change in the future.
Item 2.06: Material Impairment
In connection with the entry into the definitive agreement described above in Item 2.05, in the quarter ended March 31, 2021, the Company will classify the Cordis business as held for sale and will write down the net assets being sold to fair value less costs to sell, which the Company expects will result in a pre-tax loss not in excess of $120 million. The Company does not anticipate that this charge will result in future cash expenditures. All of the estimates described in Item 2.06 of this Form 8-K may change in the future.
Item 7.01: Regulation FD Disclosure
The news release announcing the planned divestiture discussed above in Item 2.05 is being furnished as Exhibit 99.1 to this Form 8-K and additional information posted on the Company’s Investor Relations website is being furnished as Exhibit 99.2.
Item 8.01: Other Events
On February 26, 2021, the Company received a subpoena from the U.S. Securities and Exchange Commission requesting the production of documents from 2015 through 2019 relating to inventory in the Cordis business, analysis of goodwill of the Medical segment and other matters. The Company is cooperating with the SEC’s inquiry and cannot predict its duration or outcome.
Item 9.01: Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	News release issued by the Company on March 12, 2021
99.2	Additional Information regarding planned divestiture posted to ir.cardinalhealth.com on March 12, 2021

Cautions Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements addressing Cardinal Health's plans to divest the Cordis business and the financial impact to Cardinal Health resulting therefrom, as well as other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include: the ability to successfully complete the divestiture of the Cordis business on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the risk that the costs associated with exit or disposal activities could ultimately be greater than we currently expect; the risk that impairment of the transferred assets could ultimately be greater than we currently expect; and the possibility that the divestiture could result in an impairment of our remaining Medical unit goodwill. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of March 12, 2021. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	March 12, 2021	By:	/s/ JASON M. HOLLAR
Jason M. Hollar
Chief Financial Officer

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